Exhibit 99.1

SPARTAN MOTORS REPORTS THIRD QUARTER NET INCOME OF

$2.7 MILLION, RISES 147%, ON 9% SALES GROWTH

THIRD-QUARTER EPS OF $0.08; 2016 EPS GUIDANCE UNCHANGED

CHARLOTTE, Mich., November 3, 2016 - Spartan Motors, Inc. (NASDAQ: SPAR) (“Spartan” or the “Company”) today reported operating results for the third quarter of 2016. The Company reported net income of $2.7 million, or $0.08 per share, compared to a net loss of $5.8 million, or $0.17 per share, in the third quarter of 2015.

THIRD QUARTER 2016 HIGHLIGHTS

For the third quarter of 2016 compared to the third quarter of 2015:

●	Sales increased 8.9% to $148.7 million from $136.6 million

●	Gross margin improved 270 basis points to 12.1% of sales compared to 9.4% of sales

●	Operating margin increased 200 basis points to 1.7% of sales from (0.3%) of sales

●	Operating income improved $3.1 million to $2.6 million from an operating loss of $0.5 million

●	Adjusted operating income rose 35.1% to $5.0 million from $3.7 million

●	Net income rose 147% to $2.7 million, or $0.08 per share, versus a net loss of $5.8 million, or $0.17 per share

●	Adjusted net income rose 161.5% to $3.4 million, or $0.10 per share, versus $1.3 million, or $0.04 per share

●	Cash balance increased 91% to $40.0 million at September 30, 2016, from $20.9 million at September 30, 2015

●	Order backlog was $272.1 million at September 30, 2016, compared to $275.3 million at September 30, 2015

“Our solid third-quarter 2016 financial performance was primarily led by another strong contribution from our Fleet Vehicles and Services segment that continued to help drive both revenue and profit growth,” said Daryl Adams, President and Chief Executive Officer of Spartan Motors. “Our other businesses performed as anticipated during the quarter, and we are very pleased to see our improvement efforts continuing to gain momentum across all three of our business segments, as we achieved our most profitable year-to-date results since 2009. Our talented and dedicated team remained focused on delivering the operational efficiencies and improved processes that are part of our ongoing, multi-year turnaround plan for the Company.”

Fleet Vehicles and Services (FVS) Third Quarter Results

FVS segment revenue grew to $78.0 million from $54.2 million, an increase of 43.9%. Revenue growth was primarily due to favorable revenue mix and higher volume at vehicle up-fit centers.

Operating income for the segment increased $5.5 million to $9.6 million, or 12.3% of sales, from $4.1 million, or 7.5% of sales, a year ago. Growth in operating income was primarily due to favorable revenue mix and the continued positive impact of process improvement and lean initiatives introduced earlier this year.

Segment backlog at September 30, 2016, totaled $102.2 million compared to $107.7 million at September 30, 2015.

Specialty Chassis & Vehicles (SCV) Third Quarter Results

SCV segment revenue decreased $10.1 million, or 26.1%, to $28.6 million from $38.7 million. Sales of motorhome chassis declined 31.1% to $22.3 million from $32.4 million, due primarily to lower unit shipments year-over-year, resulting from a customer implemented, one-time inventory adjustment related to its dealer and on-hand inventory. Shipments to this customer are expected to return to pre-adjustment levels during the current fourth quarter.

Operating income decreased to $0.9 million from $2.4 million last year, a 63% decrease, reflecting the lower sales volume.

Segment backlog at September 30, 2016, totaled $20.1 million compared to $22.6 million at September 30, 2015.

Emergency Response (ER) Third Quarter Results

ER segment revenue decreased $1.6 million, or 3.7%, to $42.1 million from $43.7 million. Lower revenue resulted from fewer shipments of complete fire apparatus and custom cab and chassis compared to a year ago.

The ER segment reported an operating loss of $3.8 million, an improvement of $1.8 million, or 31.8%, from $5.6 million last year.

ER adjusted operating loss for the quarter was $1.4 million, improving $0.9 million, or 40.3%, from $2.3 million last year.

Segment backlog at September, 2016 totaled $149.8 million compared to $145.1 million at September 30, 2015.

Fourth Quarter and 2016 Outlook

“Our balance sheet remains strong, with cash on hand improving by $19.1 million year-over-year to $40.0 million,” said Rick Sohm, Chief Financial Officer of Spartan Motors. “Our performance to date has enabled us to further improve our liquidity and strengthen our balance sheet. On October 31, 2016, we repaid our $5 million senior note due December 1, 2016 with cash on hand and we entered into a new, three-year, $100 million revolving credit facility with essentially the same terms as our previous $70 million facility.

“Looking ahead to the fourth quarter of 2016, which is typically our lowest sales volume quarter, we expect to see continued year-over-year operational improvements resulting in a profitable quarter. This will represent our fourth quarter in a row, an achievement not accomplished since 2009. The above factors will allow us to maintain our previously stated 2016 mid-point EPS guidance of $0.225.”

The company expects 2016 results as follows:

●	Revenue in the range of $570 - $590 million, unchanged from previous guidance
●	Operating income of $8.0 - $10.0 million, including restructuring expenses of $0.5 - $1.0 million, unchanged from previous guidance
●	Income tax expense of essentially zero, a decrease from previous guidance of $1.0 - $1.2 million
●	Earnings per share of $0.20 to $0.25 (midpoint $0.225), assuming approximately 34.5 million shares outstanding, unchanged from previous guidance

Adams added, “While we are about one-third of the way into our multi-year turnaround plan, our results through the nine months ended September 30, 2016, indicate that we continue to make great strides in our transformation. We intend to continue implementing and executing our multi-year turnaround plan as one Spartan team. Our focus remains on improving our processes while maintaining financial discipline, in order to drive growth, profitability and increase shareholder value.”

Reconciliation of Non-GAAP Financial Measures

This release contains adjusted operating income, adjusted net income and adjusted earnings per share, which are Non-GAAP financial measures. These measures are calculated by excluding items that we believe to be infrequent or not indicative of our operating performance. For the periods covered by this release such items consist of expenses associated with restructuring actions taken to improve the efficiency and profitability of certain of our manufacturing operations, along with non-recurring charges related to a regulatory settlement, asset impairments and product repair campaigns. We present these adjusted Non-GAAP measures because we consider them to be important supplemental measures of our performance and believe them to be useful to show ongoing results from operations distinct from items that are infrequent or not indicative of our operating performance.

The adjusted Non-GAAP measures are not a measurement of our financial performance under GAAP and should not be considered as an alternative to operating income, net income and earnings per share under GAAP. These adjusted Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating the adjusted Non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation, despite our assessment that such expenses are infrequent or not indicative of our operating performance. Our presentation of the adjusted Non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results and using adjusted Non-GAAP measures only as a supplement.

The following tables reconcile operating income (loss) to adjusted operating income (loss), net income to adjusted net income and earnings per share to adjusted earnings per share for the periods indicated. Amounts may not sum due to rounding.

Financial Summary (Non-GAAP)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
Spartan Motors, Inc	2016	% of sales	2015	% of sales	2016	% of sales	2015	% of sales
Operating income (loss)	$2,592	1.7%	$(458)	-0.3%	$7,660	1.7%	$(2,471)	-0.6%
Add (subtract):
Restructuring charges	304		462		871		2,429
Asset impairment	406		2,234		406		2,234
Product repair campaign	1,742		1,421		3,457		1,421
NHTSA settlement	-		-		-		2,269
Adjusted operating income (loss)	$5,044	3.4%	$3,659	2.7%	$12,394	2.8%	$5,882	1.4%

Net income (loss)	$2,744	1.8%	$(5,819)	-4.3%	$7,662	1.7%	$(7,539)	-1.8%
Add (subtract):
Restructuring charges, net of tax	193		306		553		1,610
Asset impairment, net of tax	406		2,216		406		2,216
Product repair campaign, net of tax	1,742		1,421		3,457		1,421
NHTSA settlement, net of tax	-				-		1,841
Deferred tax asset valuation allowance	(1,716)		3,151		(2,650)		3,151
Adjusted net income (loss)	$3,369	2.3%	$1,275	0.9%	$9,428	2.1%	$2,700	0.7%

Diluted net earnings (loss) per share	$0.08		$(0.17)		$0.22		$(0.22)
Add (subtract):
Restructuring charges, net of tax	0.01		0.01		0.02		0.05
Asset impairment, net of tax	0.01		0.07		0.01		0.07
Product repair campaign, net of tax	0.05		0.04		0.10		0.04
NHTSA settlement, net of tax	-		-		-		0.05
Deferred tax asset valuation allowance	(0.05)		0.09		(0.08)		0.09
Adjusted Diluted net earnings (loss) per share	$0.10		$0.04		$0.27		$0.08

	Three Months Ended September 30,				Nine Months Ended September 30,
Emergency Response Segment	2016	% of sales	2015	% of sales	2016	% of sales	2015	% of sales
ER segment operating (loss)	$(3,837)	-9.1%	$(5,627)	-12.9%	$(9,911)	-7.3%	$(11,671)	-7.7%
Add (subtract):
Restructuring charges	304		462		871		2,429
Asset impairment	406		2,234		406		2,234
Product recall campaign	1,742		613		3,457		613
NHTSA settlement	-		-		-		684
Adjusted ER segment operating (loss)	$(1,385)	-3.3%	$(2,318)	-5.3%	$(5,177)	-3.8%	$(5,711)	-3.8%

Conference Call, Webcast, Investor Presentation and Investor Information

Spartan Motors will host a conference call for analysts and portfolio managers at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.spartanmotors.com (Click on “Investor Relations” then “Webcasts”)

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); passcode: 10090028

For more information about Spartan, please visit www.spartanmotors.com.

About Spartan Motors

Spartan Motors, Inc. is a leading designer, engineer, manufacturer and marketer of a broad range of specialty vehicles, specialty chassis, vehicle bodies and parts for the fleet and delivery, recreational vehicle (RV), emergency response, defense forces and contract assembly (light/medium duty truck: Class 3, 4 and 5) markets. The Company's brand names - Spartan Motors, Spartan Specialty Vehicles, Spartan Emergency Response, Spartan Parts and Accessories, and Utilimaster®, a Spartan Motors Company - are known for quality, durability, performance, customer service and first-to-market innovation. The Company employs approximately 1,800 associates at facilities in Michigan, Pennsylvania, South Dakota and Indiana. Spartan reported sales of $550 million in 2015. Visit Spartan Motors at www.spartanmotors.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Rick Sohm Chief Financial Officer Spartan Motors, Inc. (517) 543-6400	Juris Pagrabs, Group Treasurer & Director of Investor Relations Spartan Motors, Inc. (517) 543-6400

 Spartan Motors, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par value)

	September 30,
	2016	December 31,
	(Unaudited)	2015
ASSETS
Current assets:
Cash and cash equivalents	$39,986	$32,701
Accounts receivable, less allowance of $412 and $130	70,482	56,617
Inventories	67,960	60,558
Income taxes receivable	696	1,755
Other current assets	3,044	3,506
Total current assets	182,168	155,137

Property, plant and equipment, net	50,998	47,320
Goodwill	15,961	15,961
Intangible assets, net	6,562	7,093
Deferred income taxes, net	3,313	644
Other assets	2,246	1,996
TOTAL ASSETS	$261,248	$228,151

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$44,140	$27,318
Accrued warranty	18,673	16,610
Accrued customer rebates	1,760	2,681
Accrued compensation and related taxes	12,217	8,684
Deposits from customers	17,546	13,095
Other current liabilities and accrued expenses	5,719	3,922
Current portion of long-term debt	5,065	63
Total current liabilities	105,120	72,373

Long-term debt, less current portion	90	5,124
Other non-current liabilities	2,467	2,163
Total liabilities	107,677	79,660
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, $0.01 par value; 40,000 shares authorized; 34,419 and 34,271 outstanding	344	343
Additional paid in capital	76,678	76,472
Retained earnings	77,205	72,326
Total Spartan Motors, Inc. shareholders' equity	154,227	149,141
Non-controlling interest	(656)	(650)
Total shareholders' equity	153,571	148,491
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$261,248	$228,151

Spartan Motors, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Sales	$148,664	$136,572	$444,927	$409,767
Cost of products sold	130,571	123,755	390,206	367,520
Restructuring charge	83	9	83	464
Gross profit	18,010	12,808	54,638	41,783

Operating expenses:
Research and development	1,377	454	4,408	3,087
Selling, general and administrative	13,820	12,359	41,782	39,202
Restructuring charge	221	453	788	1,965
Total operating expenses	15,418	13,266	46,978	44,254

Operating income (loss)	2,592	(458)	7,660	(2,471)

Other income (expense):
Interest expense	(112)	(91)	(314)	(293)
Interest and other income	151	(36)	305	121
Total other income (expense)	39	(127)	(9)	(172)
Income (loss) before taxes	2,631	(585)	7,651	(2,643)

Taxes	(113)	5,234	(11)	4,896

Net Income (loss)	2,744	(5,819)	7,662	(7,539)

Less: net loss attributable to non-controlling interest	(1)	(1)	(6)	(17)

Net income (loss) attributable to Spartan Motors Inc.	$2,745	$(5,818)	$7,668	$(7,522)

Basic net earnings (loss) per share	$0.08	$(0.17)	$0.22	$(0.22)

Diluted net earnings (loss) per share	$0.08	$(0.17)	$0.22	$(0.22)

Basic weighted average common shares outstanding	34,439	33,885	34,406	33,806

Diluted weighted average common shares outstanding	34,439	33,885	34,406	33,806

Spartan Motors, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
Unaudited

Three Months Ended September 30, 2016 (in thousands of dollars)

	Business Segments
	Emergency Response	Fleet Vehicles & Services	Specialty Chassis &Vehicles	Other	Consolidated
Emergency response vehicle sales	$40,185	$-	$-	$-	$40,185
Fleet vehicle sales	-	57,422	-	-	57,422
Motorhome chassis sales	-	-	22,344	-	22,344
Other specialty chassis and vehicles	-	-	4,091	-	4,091
Aftermarket parts and assemblies	1,934	20,537	2,151	-	24,622
Total Sales	$42,119	$77,959	$28,586	$-	$148,664

Operating Income (Loss)	(3,837)	9,598	852	(4,021)	2,592

Spartan Motors, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
Unaudited

Three Months Ended September 30, 2015 (in thousands of dollars)

	Business Segments
	Emergency Response	Fleet Vehicles & Services	Specialty Chassis &Vehicles	Other	Consolidated
Emergency response vehicle sales	$42,030	$-	$-	$-	$42,030
Fleet vehicle sales	-	45,526			45,526
Motorhome chassis sales	-	-	32,367		32,367
Other specialty chassis and vehicles	-	-	2,388		2,388
Aftermarket parts and assemblies	1,637	8,711	3,913		14,261
Total Sales	$43,667	$54,237	$38,668	$-	$136,572

Operating Income (Loss)	(5,627)	4,064	2,412	(1,307)	(458)

Spartan Motors, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
Unaudited

Period End Backlog (amounts in thousands of dollars)
	Sept. 30, 2016	June 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015
Emergency Response Vehicles*	$149,752	$152,177	$160,392	$156,270	$145,104

Fleet Vehicles and Services*	102,218	139,655	137,717	96,120	107,671

Motorhome Chassis *	19,114	11,197	16,235	12,401	21,776
Other Vehicles	-	-	3,737	4,949	-
Aftermarket Parts and Assemblies	1,012	1,005	815	1,019	783
Total Specialty Chassis & Vehicles	20,126	12,202	20,787	18,369	22,559

Total Backlog	$272,096	$304,034	$318,896	$270,759	$275,334

* Anticipated time to fill backlog orders at September 30, 2016; 12 months or less for emergency response vehicles; 3 months or less for motorhome chassis; 5 months or less for fleet vehicles and services; and 1 month or less for other products.